UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2005

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York 11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (718) 782-6200

None
(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2005, pursuant to authorization granted by the Company's Board of Directors on October 20, 2005, Dime Community Bancshares, Inc. accelerated vesting for 1,141,813 outstanding unvested stock options awarded to outside directors, officers and employees of the Company or The Dime Savings Bank of Williamsburgh under the Dime Community Bancshares, Inc. 2001 Stock Option Plan for Outside Officers Directors and Employees and the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan. As a part of the acceleration action, the Company received, prior to December 30, 2005, written consent from its executive officers to permit previously granted incentive stock options to be re-designated as non-qualified stock options as a result of income tax consequences associated with the acceleration of vesting. The re-designation of the stock options from incentive to non-qualified for the Company's executive officers is summarized as follows:

Name and Title of Executive Officer	Number of Options Re-Designated from Incentive to Non-Qualified
Vincent F. Palagiano, Chairman of the Board and Chief Executive Officer	26,855

Michael P. Devine, President and Chief Operating Officer	26,855

Kenneth J. Mahon, Executive Vice President and Chief Financial Officer	26,855

Timothy B. King, Senior Vice President and Chief Investment Officer	24,038

Michael Pucella, Senior Vice President - Finance	22,595
TOTAL FOR EXECUTIVE OFFICER GROUP	127,198

Item 9.01        Financial Statements and Exhibits.

(d)                                  Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Consent form executed by Messrs: Palagiano, Devine, Mahon, King and Pucella on or before December 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

/s/ KENNETH J. MAHON
By: ___________________________________________
Kenneth J. Mahon
Executive Vice President and Chief Financial Officer

Dated: January 4, 2006